As filed with the Securities and Exchange Commission on November 13, 1998
                                                  Registration No. 33-__________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------


                             INTER-TEL, INCORPORATED
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         ARIZONA                                                  86-0220994
----------------------------                                 -------------------
(State or other jurisdiction                                    (IRS Employer
     of incorporation)                                       Identification No.)


                        120 North 44th Street, Suite 200
                           Phoenix, Arizona 85304-1822
                    ----------------------------------------
                    (Address of principal executive offices)

                                   ----------

                          ACQUISITION STOCK OPTION PLAN
                          -----------------------------
                            (Full Title of the Plan)

                                   ----------

                                STEVEN G. MIHAYLO
         Chairman of the Board of Directors and Chief Executive Officer
                             INTER-TEL, INCORPORATED
                        120 North 44th Street, Suite 200
                           Phoenix, Arizona 85304-1822
                     ---------------------------------------
                     (Name and address of agent for service)


                                 (602) 302-8900
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)


                                   Copies to:
                           PATRICK J. SCHULTHEIS, ESQ.
                       WILSON, SONSINI, GOODRICH & ROSATI
                            Professional Corporation
                               650 Page Mill Road
                        Palo Alto, California 94304-1050

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

========================================================================================
  Title of                  Amount        Proposed           Proposed         Amount of
Securities to               to be     Maximum Offering   Maximum Aggregate  Registration
be Registered             Registered  Price Per Share     Offering Price         Fee
----------------------------------------------------------------------------------------
Common Stock, no par
value per share, to
be issued upon exercise
of options granted            82,428         $ 9.85(1)         $811,916          $240.00
under the Acquisition
Stock Option Plan
----------------------------------------------------------------------------------------
     TOTALS                   82,428                           $811,916          $240.00
========================================================================================

(1) Under the Acquisition Stock Option Plan (the "Plan"), 82,428 shares are subject to outstanding options to purchase the Company's Common Stock. The Proposed Maximum Offering Price Per Share with respect to such 82,428 shares was calculated pursuant to Rule 457(h) of the Securities Act of 1933, as amended (the "Securities Act") by reference to the exercise price of such options. The weighted average exercise price of such 82,428 shares subject to outstanding options under the Plan is $9.85.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INFORMATION INCORPORATED BY REFERENCE.

     There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

     (a) The Registrant's Annual Report on Form 10-K filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on 3/30/98.

     (b) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A dated February 26, 1982, filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, including any amendment or report filed for the purpose of updating such description. All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

     (c) All reports and other documents filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which de-registers all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Restated Articles of Incorporation limit, to the maximum extent permitted by Arizona law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. The Company's Restated Articles of Incorporation provide that the Company shall indemnify its officers and directors to the fullest extent permitted by law, subject to certain exceptions. The Company has entered into indemnification agreements with its officers and directors containing provisions which are in some respects broader than the specific indemnification provisions contained in the Arizona Revised Statutes. The indemnification agreements may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance, if available on reasonable terms. The Company believes that these agreements are necessary to attract and retain qualified persons as directors and officers.

     At present, there is no pending litigation or proceeding involving any director, officer, employee or agent of the Company where indemnification will be required or permitted. The Company is not aware of any threatened litigation or proceeding which may result in a claim or such indemnification.

     The  Company  currently   maintains   directors'  and  officers'  liability
insurance.

     Reference is also made to Section 11 of the Underwriting Agreement contained in Exhibit 1.1 to the amendment to the Company's S-3 filed on November 20, 1997, indemnifying officers and directors of the Registrant against certain liabilities.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

        Exhibit
        Number
        ------
        *4.1    Certificate of Incorporation of the Registrant

        *4.2    Bylaws of the Registrant

         5.1 Opinion of John L. Gardner, General Counsel, as to the legality of securities being registered

        10.1 Acquisition Stock Option Plan and Form of Stock Option Agreement thereunder

        23.1    Consent of Independent Auditors

        23.2    Consent of Counsel (included in Exhibit 5.1)

        24.1    Power of Attorney (see page II-4)

----------
* Incorporated by reference to the Registrant's Registration Statement on Form S-3 (File No. 333-39221) (the "Registration Statement"), filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"), including the Amended Prospectus dated November 20, 1997 included therein.

All other exhibits for which provision is made in Item 601 of Regulation S-K of the Securities Act are either not required under the instructions related thereto or are inapplicable, and therefore have been omitted.

ITEM 9. UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant's Bylaws, indemnification agreements, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Inter-Tel, Incorporated, an Arizona corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on November 12, 1998.

                                       INTER-TEL, INCORPORATED

                                       By: /s/ Kurt R. Kneip
                                          --------------------------------------
                                          Kurt R. Kneip, Chief Financial Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven G. Mihaylo and Kurt R. Kneip, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the date indicated.

      SIGNATURE                       TITLE                          DATE
      ---------                       -----                          ----

/s/ Steven G. Mihaylo         Chairman of the Board and        November 12, 1998
---------------------------   Chief Executive Officer
   (Steven G. Mihaylo)        (Principal Executive Officer)

/s/ Kurt R. Kneip             Chief Financial Officer          November 12, 1998
---------------------------   (Principal Financial and
   (Kurt R. Kneip)            Accounting Officer)

/s/ Gary D. Edens             Director                         November 12, 1998
---------------------------
   (Gary D. Edens)

/s/ Maurice H. Esperseth      Director                         November 12, 1998
---------------------------
   (Maurice H. Esperseth)

/s/ C. Roland Haden           Director                         November 12, 1998
---------------------------
   (C. Roland Haden)


/s/ J. Robert Anderson        Director                         November 12, 1998
---------------------------
   (J. Robert Anderson)

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                              --------------------

                                    EXHIBITS

                              --------------------


                       REGISTRATION STATEMENT ON FORM S-8

                             INTER-TEL, INCORPORATED

                                NOVEMBER 13, 1998

                                INDEX TO EXHIBITS


       Exhibit
       Number                       Description
       ------                       -----------

        5.1     Opinion of John L. Gardner, General Counsel

        10.1 Acquisition Stock Option Plan and Form of Stock Option Agreement thereunder

        23.1    Consent of Independent Auditors

        23.2    Consent  of John  L.  Gardner,  General  Counsel  (Contained  in
                Exhibit 5.1)

        24.1    Power of Attorney (See page II-4)